UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2006

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On August 10, 2006, Forest City Enterprises, Inc. (the "Company") issued a press release announcing that it has reached a definitive agreement with Bruce C. Ratner to restructure their existing business relationship covering their combined interest in a total of 30 retail, office and residential operating properties, certain service companies and seven identified development opportunities that are currently owned jointly by the Company and Mr. Ratner, as well as the pursuit of new real estate opportunities, all in the greater New York City metropolitan area.

A copy of this press release is attached hereto as Exhibit 99.1. The information on this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
99.1 Forest City Enterprises, Inc. Press Release Dated August 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

August 10, 2006	By:	/s/ THOMAS G. SMITH

Name: THOMAS G. SMITH
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Forest City Enterprises, Inc. Press Release Dated August 10, 2006